Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                              Washington, DC 20036



February 25, 2000                                      Arthur C. Delibert
                                                       202.778.9042
                                                       Fax:  202.778.9100
                                                       adelibert@kl.com





Legg Mason Investors Trust, Inc.
100 Light Street
Baltimore, MD  21202

Dear Sir or Madam:

      Legg Mason Investors Trust, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated May 5, 1993. You have requested our opinion as to certain matters regarding the issuance of Class A, Primary Class and Navigator Class shares of common stock of Legg Mason Financial Services Fund, a series of the Corporation.

      We have, as counsel, participated in various corporate and other matters relating to the Corporation. We have examined certified copies of the Articles of Incorporation and By-Laws, the minutes of meetings of the directors and other documents relating to the organization and operation of the Corporation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by the Corporation and that, when sold in accordance with the Corporation's Articles of Incorporation, By-Laws and the terms contemplated by Post-Effective Amendment No. 15 to the Corporation's Registration Statement, the Shares will have been legally issued and fully paid and will be nonassessable by the Corporation.

      We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 15 to the Corporation's Registration Statement on Form N-1A (File No. 33-62174) being filed with the Securities and Exchange Commission. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.

Legg Mason Investors Trust, Inc.
February 25, 2000
Page 2


      The opinion and  consent  expressed  herein are valid until the earlier of
(1) August 1, 2000 or (2) the effective date of another registration statement or post-effective amendment on Form N-1A purporting to register any of the securities referenced in this opinion. In the event such a subsequent registration statement or post-effective amendment purports to register securities of less than all of the classes referenced herein, this opinion and consent remain valid as to the other class(es).

                                    Sincerely,

                                    KIRKPATRICK & LOCKHART LLP



                                    /s/ Arthur C. Delibert
                                    ----------------------
                                    Arthur C. Delibert